EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated April 15, 2011 relating to the balance sheets of Balqon Corporation as of December 31, 2010 and 2009, and the related statements of operations, shareholder’s equity (deficiency), and cash flows for the years then ended.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

Weinberg & Company, P.A.

Los Angeles, California
July 29, 2011